Exhibit 99.1

CONTACTS:

Brian Turcotte

Investor Relations

561-438-3657

brian.turcotte@officedepot.com

Brian Levine

Public Relations

561-438-2895

brian.levine@officedepot.com

OFFICE DEPOT ANNOUNCES RESTATEMENT OF 2010 FINANCIAL RESULTS

FOLLOWING DENIAL OF TAX CLAIM

BOCA RATON, Fla., March 31, 2011 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office supplies and services, today announced that the Internal Revenue Service has denied the Company’s claim to carry back certain tax losses to prior tax years under economic stimulus-based tax legislation enacted in 2009, which claim was made after the Company consulted with its tax advisors. As a result, the Company has reassessed the carry back of tax losses in 2010 to prior periods and will restate its financial results to revise the accounting treatment regarding its original tax position. The periods covered by the restatement are the fiscal year ended December 25, 2010 and the quarters ended June 26, 2010 and September 25, 2010. The Company anticipates that it will file the restated financial statements on or about April 6, 2011.

The expected impact of correcting the 2010 financial statements is to reduce full-year tax benefits by approximately $80 million, change net earnings for 2010 from $33 million to a net loss of $46 million and increase the net loss attributable to common shareholders from $2 million or $0.01 per share to $82 million or $0.30 per share. Additionally, the $63 million current tax receivable associated with the carry back amount will be removed from the balance sheet at December 25, 2010 and will adversely impact anticipated 2011 operating cash flow.

“While we are disappointed to have to restate our 2010 financial results, it’s important to note that this restatement has no impact on our previously reported 2010 EBIT or EBITDA and no net impact on 2010 cash flows,” said Office Depot’s Chief Financial Officer Mike Newman.

Additional information regarding the restatement will be included in a Form 8-K to be filed by the Company on or about March 31, 2011 with the U.S. Securities and Exchange Commission.

First Quarter 2011 Results Update

Sales results for the first quarter of 2011 are consistent with the outlook of down 3% versus prior year as provided during the fourth quarter 2010 earnings call on February 22, 2011. North American Retail Division same store sales in the first quarter were down 1% versus the same period one year ago. North American Business Solution Division sales were down 3% versus the first quarter of 2010. International Division first quarter sales in constant currency were down 5% versus the same period one year ago and up 1% excluding the impact of businesses rationalized in late 2010.

Although the close process for the first quarter has not yet been completed, it appears that first quarter 2011 EBIT will be down about 50% from one year ago due to the negative flow-through impact from lower sales, higher marketing costs, investments in business process improvement opportunities, product cost pressures in the International Division, increased spending to drive growth of service offerings and winter weather-related business disruptions in January and February.

Conference Call Information

Office Depot will hold a conference call for investors and analysts at 9:00 a.m. (Eastern Time) on April 1, 2011 to further discuss the restatement and the impact on its 2010 financial statements, and 2011 outlook. The conference call will be available to all investors via Web cast at http://investor.officedepot.com. Interested parties may contact Investor Relations at 561-438-7893 for further information.

About Office Depot

Celebrating 25 years as a leading global provider of office supplies and services, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides supplies and services to its customers through 1,602 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.1 billion e-commerce operation. Office Depot has annual sales of approximately $11.6 billion, and employs about 40,000 associates around the world. The Company provides more office supplies and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 53 countries.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://mediarelations.officedepot.com and http://socialpress.officedepot.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are forward-looking statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered forward-looking as referred to in the Act. Forward-looking statements, including statements regarding the Company’s intent to restate its prior financial statements, the estimated amounts to be restated and the Company’s future operations and financial results involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

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